Exhibit 10.1

Revised Schedule I to Second Amended and Restated

Ameren Corporation Change of Control Severance Plan

SCHEDULE I

CHANGE OF CONTROL

SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3
Baxter, Warner L.	Moehn, Michael
Cisel, Scott A.	Naslund, Charles D.
Cole, Daniel F.	Nelson, Gregory L.
Heflin, Adam C.	Rainwater, Gary L
Lyons, Martin J.	Sullivan, Steven R.
Mark, Richard J.	Voss, Thomas R.

Benefit Level - 2
Barnes, Lynn M.	Mosier, Don M.
Birdsong, Jerre E.	Mueller, Michael G.
Birk, Mark C.	Neff, Robert K.
Borkowski, Maureen A.	Nelson, Craig D.
Brawley, Mark	Ogden, Stan E.
Bremer, Charles A.	Pate, Ron D.
DeGraw, Kevin	Power, Joseph M.
Diya, Fadi M.	Prebil, William J.
Evans, Ronald K.	Schepers, David J.
Fey, John R.	Schukar, Shawn E.
Foss, Karen C.	Serri, Andrew M.
Glaeser, Scott A.	Sobule, James A.
Iselin, Christopher A.	Steinke, Bruce A.
Kidwell, Stephen M.	Weisenborn, Dennis W.
Lindgren, Mark C.	Zdellar, Ronald C.
Menne, Michael L.